Exhibit 99.2

First West Virginia Bancorp, Inc.
IMPORTANT SPECIAL MEETING INFORMATION 000004
ENDORSEMENT_LINE______________ SACKPACK_____________
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DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4
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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 11, 2018.
Vote by Internet
• Go to http://www.envisionreports.com/FWVB
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Special Meeting Proxy Card
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qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.
For Against Abstain
1. Proposal to approve the Agreement and Plan of Merger dated as of November 16, 2017, by and between CB Financial Services, Inc. and First West Virginia Bancorp, Inc. (the “Merger Agreement”).
For Against Abstain
2. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.
B Non-Voting Items
Change of Address — Please print new address below.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
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qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
REVOCABLE PROXY — FIRST WEST VIRGINIA BANCORP, INC.
PROXY FOR SPECIAL SHAREHOLDERS’ MEETING ON APRIL 11, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Know all men by these presents that the undersigned shareholder(s) of First West Virginia Bancorp, Inc., does hereby nominate, constitute and appoint William A. Petroplus and Deborah A. Kloeppner, or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of First West Virginia Bancorp, Inc., standing in the undersigned’s name on its books on February 28, 2018, at the Special Meeting of Shareholders to be held at 590 National Road, Wheeling, WV 26003 on April 11, 2018, at 11:00 a.m., local time or any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as follows:
This proxy confers authority to vote “FOR” proposals 1 and 2 unless otherwise indicated. The Board of Directors recommends a vote “FOR” proposals 1 and 2. If any matter shall properly come before the meeting, or any adjournments or postponements thereof, this proxy will be voted on such matters in accordance with the judgment of the above proxies, based upon the conditions then prevailing and any recommendation of the Board of Directors.
This proxy is solicited on behalf of the Board of Directors of First West Virginia Bancorp, Inc. and may be revoked prior to its exercise. The Board of Directors recommends a vote FOR Proposals 1 and 2.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued, and to be marked, dated and signed, on the other side.)